UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
TERREMARK WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 14, 2005
Dear Stockholder:
      You are cordially invited to attend a special meeting of stockholders of Terremark Worldwide, Inc., which will be held at 10:00 a.m., local time, on May 16, 2005, at our Sales Office, located at 50 NE 9th Street, Miami, Florida 33132.
      This proxy statement is being furnished to you in connection with a proposal to further amend our amended and restated certificate of incorporation to effect a one for ten reverse stock split of our common stock and concurrently decrease the number of authorized shares of our common stock from Six Hundred Million (600,000,000) shares to One Hundred Million (100,000,000) shares. On the effective date of the reverse stock split, you will receive one share of our common stock for every ten shares you held immediately prior to the effectiveness of the reverse stock split and the number of authorized shares of common stock will be reduced to 100,000,000 shares.
      The approval of a majority of the outstanding shares of our common stock and series H and I convertible preferred stock, all voting together as a single class, is required to adopt the amendment that will effect the proposed reverse stock split and reduction in authorized capital stock. Under Delaware law and our amended and restated certificate of incorporation and bylaws, you do not have a dissenter’s right of appraisal in connection with the reverse stock split, irrespective of whether you vote for or against the split.
      This proxy statement provides detailed information regarding the reverse stock split. Please read it carefully in its entirety. You also may obtain information about us from publicly available documents filed with the Securities and Exchange Commission.
      The board of directors unanimously supports the reverse stock split and related reduction of capital stock and recommends that you vote FOR the proposal to amend our amended and restated certificate of incorporation to effect the reverse stock split.
      You are cordially invited to attend the special meeting. However, only stockholders of record at the close of business on April 11, 2005 are entitled to vote at the special meeting or any adjournments of the special meeting. Your vote is important. Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Manuel D. Medina
Chairman of the Board & Chief Executive Officer
2601 South Bayshore Drive  •  Miami, Florida 33133

TERREMARK WORLDWIDE, INC.
2601 South Bayshore Drive
Miami, Florida 33133

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on May 16, 2005

Dear Stockholder:
      You are invited to attend our special meeting of stockholders of Terremark Worldwide, Inc., a Delaware corporation, which will be held at 10:00 a.m., local time, on Monday, May 16, 2005, at our Sales Office, located at 50 NE 9th Street, Miami, Florida 33132, for the following purposes:

(1)	To approve an amendment to our amended and restated certificate of incorporation to (i) effectuate a one for ten reverse stock split whereby record owners of our common stock as of May 16, 2005 would own one share of our common stock for every ten shares held as of this date and (ii) decrease the number of authorized shares of our common stock from Six Hundred Million (600,000,000) shares to One Hundred Million (100,000,000) shares; and

(2)	To transact such other business as may properly come before the special meeting and any adjournments or postponements thereof.
      The board of directors has fixed the close of business on April 11, 2005 as the record date for determining those stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.
      The proxy statement describes in more detail the matters to be presented at the special meeting. The board of directors has determined that the reverse stock split is in the best interest of our company and its stockholders and recommends that you vote in favor of the reverse stock split.
      Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Manuel D. Medina
Chairman of the Board & Chief Executive Officer
Miami, Florida
April 14, 2005
YOUR VOTE IS IMPORTANT
     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. Even if you execute a proxy card, you may nevertheless attend the meeting, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Page

ABOUT THE MEETING	1
What is the purpose of the special meeting?	1
Who is entitled to vote at the meeting?	1
Who can attend the meeting?	1
What constitutes a quorum?	2
How do I vote?	2
Can I change my vote after I return my proxy card?	2
What is the board’s recommendation?	2
What vote is required to approve each proposal?	2
Who pays for the preparation of the proxy?	3
How is the meeting conducted?	3
What are the purposes of and reasons for the reverse stock split?	3
Do I have appraisal rights in connection with the reverse stock split?	3
How will the reverse stock split be effected?	4
How will fractional shares be treated?	4
When will the reverse stock split be effective?	4
What are the United States federal income tax consequences of the reverse stock split?	4
PURPOSES OF THE MEETING	5
Outstanding Voting Securities and Voting Rights	5
SECURITY OWNERSHIP	6
PROPOSAL TO APPROVE AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE FOR TEN REVERSE STOCK SPLIT AT THE DISCRETION OF THE BOARD OF DIRECTORS	8
Introduction	8
Purposes of the Reverse Stock Split	9
Risks Associated with the Reverse Stock Split	9
Effects of the Reverse Stock Split	10
Reverse Stock Split Effective Date	11
No Fractional Shares	11
Exchange of Stock Certificates	12
Accounting Consequences	13
Certain Federal Income Tax Consequences	13
No Appraisal Rights	14
Reservation of Right to Abandon Reverse Stock Split	14
Interests of Certain Persons in Matters to be Acted Upon	14
ANNUAL REPORT ON FORM 10-K	14
OTHER MATTERS	14
INFORMATION CONCERNING STOCKHOLDER PROPOSALS	14
Appendix A — FORM OF CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TERREMARK WORLDWIDE, INC.

i

SPECIAL MEETING OF STOCKHOLDERS
OF
TERREMARK WORLDWIDE, INC.

PROXY STATEMENT

      The board of directors of Terremark Worldwide, Inc., a Delaware corporation, is furnishing this proxy statement in connection with the solicitation of proxies from the holders of our common stock, par value of $.001 per share, for use at our special meeting of stockholders to be held at 10:00 a.m., local time, on Monday, May 16, 2005, at our Sales Office, located at 50 NE 9th Street, Miami, Florida 33132, and at any adjournments or postponements of the special meeting, pursuant to the foregoing notice of special meeting of stockholders. The approximate date that this proxy statement, the accompanying notice of special meeting, the enclosed form of proxy and our 2004 Annual Report to stockholders are first being sent to stockholders is April 14, 2005.
      This proxy statement contains important information regarding the special meeting. Specifically, it discusses the proposal upon which you will be asked to vote, provides information that you may find useful in deciding how to vote, and describes voting procedures. You should review the information provided in this proxy statement together with our 2004 Annual Report, which accompanies this proxy statement.
      Our principal executive offices are located at 2601 South Bayshore Drive, Miami, Florida 33133 and our telephone number is (305) 856-3200.
ABOUT THE MEETING
What is the purpose of the special meeting?
      At the special meeting, stockholders will vote on the amendment of our amended and restated certificate of incorporation to effect a one for ten reverse stock split whereby record owners of our common stock, par value $.001 per share, as of May 16, 2005, the record date for the reverse stock split, would own one share of our common stock for every ten shares held as of the record date for the reverse stock split. The proposed amendment would simultaneously decrease the number of authorized shares of our common stock from six hundred million to one hundred million. By voting in favor of the reverse stock split, stockholders would also expressly authorize the board of directors to determine not to proceed with, and abandon, the reverse stock split if it should decide the reverse stock split is no longer in our best interest.
Who is entitled to vote at the meeting?
      Only holders of record of our common stock and series H and I convertible preferred stock at the close of business on April 11, 2005, the record date for the meeting, are entitled to receive notice of the special meeting and to vote as one single class their respective shares that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon. Each outstanding share of series H and series I convertible preferred stock entitles its holder to cast that number of votes equal to the number of whole shares of our common stock into which such holder’s respective shares of series H and series I convertible preferred stock could then be converted. Currently, each share of series H and series I convertible preferred stock may be converted into 1,000 and 33,334 shares of our common stock, respectively.
Who can attend the meeting?
      All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring evidence of your stock ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date for the meeting, and valid picture identification.

What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum, permitting the meeting to conduct its business. As of April 11, 2005, the record date for the meeting, 417,222,527 shares of our common stock held by approximately 370 stockholders of record and at least 7,300 beneficial owners, 294 shares of series H convertible preferred stock held by one holder of record and 383.4 shares of series I convertible preferred stock held by 29 holders of record were issued and outstanding. The shares of series H and I convertible preferred stock represent an aggregate of 12,780,256 votes. Proxies received, but marked as abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter. Accordingly, abstentions and broker non-votes have the same effect as votes cast against the proposal to effect the reverse stock split.
      If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.
How do I vote?
      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What is the board’s recommendation?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.

The board of directors recommends a vote FOR the amendment of our amended and restated certificate of incorporation to (i) effectuate a one for ten reverse stock split whereby record owners of our common stock as of May 16, 2005 would own one share of our common stock for every ten shares held as of this date and (ii) decrease the number of authorized shares of our common stock from six hundred million to one hundred million.
      By voting in favor of the reverse stock split, stockholders also expressly authorize the board of directors to determine not to proceed with, and abandon, the reverse stock split if it should decide the reverse stock split is no longer in our best interest.
      The board of directors does not know of any other matters that may be brought before the meeting. In the event that any other matter should properly come before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.
What vote is required to approve each proposal?
      Amendment of Amended and Restated Certificate of Incorporation. The affirmative vote, either in person or by proxy, at the special meeting of the holders of a majority of our shares of common stock (one vote per share), and our series H (1,000 votes per share) and series I (33,334 votes per share) convertible preferred stock, voting together as a single class, is required to amend our amended and restated certificate of incorporation to effectuate the reverse stock split.
      Other Proposals. The board of directors does not know of any other matters that may be brought before the special meeting. In the event that any other matter should come before the special meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their discretion.
      For each other item, provided that a quorum is present, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the special meeting by the holders of our common stock (one vote per share), and our series H (1,000 votes per share) and series I (33,334 votes per share) convertible preferred stock, voting together as a single class, is required for approval. Abstentions and broker non-votes will not be voted, although they will be counted for purposes of determining whether there is a quorum.
      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
Who pays for the preparation of the proxy?
      We will pay the cost of preparing, assembling and mailing of the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock, and our series H and series I convertible preferred stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.
How is the meeting conducted?
      The chairman of the board has broad authority to conduct the special meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. The chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. We cannot assure that every stockholder who wishes to speak on an item of business may be able to do so. The chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders. Stockholders making comments during the meeting must do so in English so that the majority of stockholders present can understand what is being said.
What are the purposes of and reasons for the reverse stock split?
      We believe that this reverse stock split will result in a proportionate increase in the price of a single share of our common stock, which may enhance the acceptability of our common stock in the financial markets.
Do I have appraisal rights in connection with the reverse stock split?
      No. Our stockholders are not entitled to appraisal rights under either the Delaware General Corporation Law or our amended and restated certificate of incorporation or bylaws with respect to the proposed amendments to our charter to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

How will the reverse stock split be effected?
      As soon as practicable after the effective date of the split, we will:

•	instruct the nominee of any shares held in book-entry form to adjust the number of shares for each holder to reflect the number of shares held after the split and

•	send the holder of any certificated shares a letter of transmittal that will provide instructions for surrendering stock certificate(s) and obtaining new certificates evidencing the number of shares of our common stock, if any, to which the holder is entitled as a result of the reverse stock split.
How will fractional shares be treated?
      No fractional shares of our common stock will be issued as a result of the reverse stock split. Instead, our transfer agent, Mellon Investor Services LLC, will, on behalf of those holders who would otherwise be entitled to receive a fractional share, aggregate all fractional shares and sell them as soon as practicable after the reverse stock split effective date at the then prevailing prices on the open market. After completing the sale, such holders will receive a cash payment from the transfer agent in an amount equal to their pro rata share of the total net proceeds of that sale.
When will the reverse stock split be effective?
      The reverse stock split will be effective on the date specified in the amendment to our amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware; which will be no later than May 16, 2005. As soon as practicable after the effective date of the reverse stock split, each stockholder will be notified and asked to surrender the stockholder’s certificate(s) representing shares of our common stock for new certificate(s) or cash.
What are the United States federal income tax consequences of the reverse stock split?
      The reverse stock split should be a tax-free reorganization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and accordingly a stockholder should not recognize any gain or loss pursuant to the reverse stock split except to the extent the stockholder receives cash in lieu of a fractional share. In addition, we should not recognize taxable income, gain or loss as a result of the reverse stock split.
* * * * * * *
      Our principal executive offices are located at 2601 South Bayshore Drive, Miami, Florida 33133, and our telephone number is (305) 856-3200. A list of stockholders entitled to vote at the special meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

PURPOSES OF THE MEETING
      At the special meeting, you will be asked to consider and vote upon the following matters:

•	The approval of an amendment to our amended and restated certificate of incorporation to (i) effectuate a one for ten reverse stock split whereby record owners of our common stock, par value $.001 per share, as of May 16, 2005, would own one share of common stock for every ten shares held as of this date and (ii) decrease the number of authorized shares of our common stock from six hundred million to one hundred million; and

•	The transaction of such other business as may properly come before the special meeting, including any adjournments or postponements thereof.
      Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted FOR the amendment of our amended and restated certificate of incorporation to effect the reverse stock split and the reduction in our authorized common stock. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.
Outstanding Voting Securities and Voting Rights
      Our board of directors has set the close of business on April 11, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting. As of this record date, there were 417,222,527 shares of our common stock, 294 shares of our series H convertible preferred stock and 383.4 shares of our series I convertible preferred stock issued and outstanding. Each share of our common stock entitles its holder to one vote. Each outstanding share of series H and series I convertible preferred stock entitles its holder to cast that number of votes equal to the number of whole shares of our common stock into which such holder’s respective shares of series H and series I convertible preferred stock could then be converted on each matter to be voted upon. At present, each share of series H and series I convertible preferred stock may be converted into 1,000 and 33,334 shares of our common stock, respectively.
      Only the holders of issued and outstanding shares of our common stock, and our series H and series I convertible preferred stock as of the record date for the meeting are entitled to vote at the special meeting. You do not have the right to cumulate your votes.
      The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock, and our series H and series I convertible preferred stock entitled to vote at the special meeting is necessary to constitute a quorum with respect to all matters presented. The affirmative vote of the holders of a majority of our shares of common stock, and our series H and series I convertible preferred stock, voting together as a single class, is required to amend our amended and restated certificate of incorporation to effectuate the reverse stock split. If less than a majority of outstanding shares entitled to vote are represented at the special meeting, a majority of the shares so represented may adjourn the special meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.
      Prior to the special meeting, we will select one or more inspectors of election for the meeting. The inspector(s) shall determine the number of shares of our common stock, and our series H and series I convertible preferred stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results of the voting at the special meeting. Abstentions will be considered as shares present and entitled to vote at the special meeting and will be counted as votes cast at the special meeting, but will not be counted as votes cast for or against any given matter. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may not have discretion to vote the beneficial owner’s shares with respect to the proposal to effect the reverse stock split and other matters addressed at the special meeting. Any such shares which are not represented at the special meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the special meeting. Accordingly, abstentions and broker non-votes have the same effect as votes cast against the proposal to effect the reverse stock split.

SECURITY OWNERSHIP
      The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of April 11, 2005, the record date for the meeting, by:

•	each of our directors;

•	each of our executive officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding common stock, series H convertible preferred stock or series I convertible preferred stock.
      As of the record date for the meeting, 417,222,527 shares of our common stock, 294 shares of our series H convertible preferred stock and 383.4 shares of our series I convertible preferred stock were outstanding. The outstanding shares of our series H and series I convertible preferred stock, as of the record date, were convertible into 294,000 and 12,780,256 shares of our common stock, respectively.
      For purposes of the following table, a person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date for the meeting upon the exercise of warrants or options or upon the conversion of debentures or preferred shares. Each beneficial owner’s percentage is determined by assuming that options, warrants or conversion rights that are held by the person, but not those held by any other person, and which are exercisable within 60 days from the record date for the meeting, have been exercised. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them. Unless otherwise indicated, the address of each person listed in the following table is c/o Terremark Worldwide, Inc., 2601 South Bayshore Drive, Miami, Florida 33133.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(1)		Percent of Class (%)

Common Stock:
Manuel D. Medina	36,341,401	(2)	8.7%
Joseph R. Wright, Jr.	5,233,094	(3)	1.2%
Guillermo Amore	3,993,926	(4)	*
Marvin S. Rosen	1,301,340	(5)	*
Miguel J. Rosenfeld	2,731,855	(6)	*
Timothy Elwes	335,000	(7)	*
Antonio S. Fernandez	769,851	(8)	*
Fernando Fernandez-Tapias	191,667	(9)	*
Arthur L. Money	211,667	(9)	*
Rodolfo A. Ruiz	158,333	(9)	*
Jaime Dos Santos	758,333	(9)	*
Marvin Wheeler	388,334	(9)	*
Jose A. Segrera	516,667	(9)	*
Jose E. Gonzalez	462,333	(9)	*
Francis Lee	65,022,349	(11)(12)	15.6%
Ocean Bank(10)	20,000,000		4.8%
Sun Equity Assets Limited(11)	40,022,349		9.6%
Paradise Stream (Bahamas) Limited(12)	25,000,000		6.0%
Merrill Lynch Investment Managers(13)	27,466,400		6.6%
All directors and executive officers as a group (15 persons)	53,393,801		12.6%

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(1)		Percent of Class (%)

Series H Preferred Stock:
One Vision Worldwide, LLC	294	(14)	100.0%

Series I Preferred Stock:
Louisa Stude Sarofim 2004 Terremark Grantor Retained Annuity Trust	80	(15)	20.5%
Guazapa Properties, Inc.	48	(16)	12.3%
CRG, LLC	100	(17)	25.6%
Asturpizza, S.A.	20	(18)	5.1%
CIG Investments, LLLP	40	(19)	10.3%
Promociones Bursatiles, S.A.	28	(20)	7.2%

*	Represents less than 1.0%.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security he or she has or shares the power to (i) vote, (ii) direct the voting of such security or (iii) dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(2)	Includes 345,000 shares of our common stock underlying options. As reported in Mr. Medina’s Schedule 13D, and any amendments thereto, filed with the Securities and Exchange Commission on October 4, 2002, these include 7,021,682 shares as to which Mr. Medina has sole voting power but does not have dispositive power. Includes 2,255,239 shares of our common stock which are held of record by Communication Investors Group, an entity in which Mr. Medina is a partner and holds a 50% interest. See “Shareholders Agreement” below.

(3)	Includes 3,535,000 shares of our common stock underlying options. Does not include 100,000 shares held in trust for the benefit of Mr. Wright’s grandchildren with respect to which Mr. Wright disclaims beneficial ownership.

(4)	Includes 345,000 shares underlying options, 175,000 shares owned by Mr. Amore’s sibling, over which Mr. Amore has investment control. Also includes (i) 1,043,936 shares, (ii) 266,672 shares which may be acquired upon the conversion of shares of series I preferred stock and (iii) 56,000 shares underlying warrants, all of which are owned by Margui Family Partners, Ltd. with respect to which Mr. Amore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5)	Includes 390,000 shares of our common stock underlying options.

(6)	Includes 345,000 shares of our common stock underlying options and 1,137,208 shares held indirectly by Mr. Rosenfeld. Does not include 58,105 shares held by Mr. Rosenfeld’s children and mother, with respect to which Mr. Rosenfeld disclaims beneficial ownership.

(7)	Includes 335,000 shares of our common stock underlying options.

(8)	Includes 235,000 shares of our common stock underlying options, 66,667 shares which may be acquired upon the conversion of Series I preferred stock and 14,000 shares underlying warrants.

(9)	Represents shares of our common stock underlying options except in the case of Jose Gonzalez where also represents 4,500 shares owned by Mr. Gonzalez.

(10)	The address of the beneficial owner is 780 N.W. 42nd Avenue, Miami, Florida 33126.

(11)	The address of the beneficial owner is Georgetown, Tortola, B.V.I. Francis Lee is the natural person deemed to be the beneficial owner of the shares held by Sun Equity Assets Limited. See “Shareholders Agreement” below.

(12)	The address of the beneficial owner is P.O. Box N-65, Charlotte House, Charlotte Street, Nassau, Bahamas. Francis Lee is the natural person deemed to be the beneficial owner of the shares held by Paradise Stream (Bahamas) Limited. See “Shareholders Agreement” below.

(13)	Based on Schedule 13G, filed February 10, 2005, by Merrill Lynch & Co., Inc. as a Parent Holding Company (as such term is used in Rule 13d-1 of the Securities Exchange Act of 1934, as amended) on behalf of Merrill Lynch Investment Managers, an Investment Adviser as defined in Rule 13d-1. The address of the beneficial owner is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381.

(14)	Represents 294 shares of series H convertible preferred stock which are convertible into, and have voting rights equivalent to, 294,000 shares of our common stock.

(15)	Represents 80 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 2,666,720 shares of our common stock.

(16)	Represents 48 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 1,600,032 shares of our common stock. Heinrich Adolf Hans Herweg is the natural person with voting and investment control over the shares.

(17)	Represents 100 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 3,333,400 shares of our common stock. Christian Altaba is the natural person with voting and investment control over the shares.

(18)	Represents 20 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 666,680 shares of our common stock. Antonio De Reguero is the natural person with voting and investment control over the shares.

(19)	Represents 40 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 1,333,360 shares of our common stock. Vincente Perez Cisneros is the natural person with voting and investment control over the shares.

(20)	Represents 28 shares of series I convertible preferred stock which are convertible into, and have voting rights equivalent to, 933,352 shares of our common stock. Roberto Solis Monsato is the natural person with voting and investment control over the shares.
Shareholders Agreement
      Under the terms of a Shareholders Agreement, dated as of May 15, 2000, among Vistagreen Holdings (Bahamas), Ltd., predecessor-in-interest to Sun Equity Assets Limited, Moraine Investments, Inc., predecessor-in-interest to Sun Equity Assets Limited, and Paradise Stream (Bahamas) Limited, on the one hand, and Brian Goodkind, Michael L. Katz, William Biondi, Edward P. Jacobsen, Irving I. Padron, Jr., Aviva Budd, TCO Company Limited, Manuel D. Medina, Willy Bermello and ATTU Services, Inc., the shareholders party to the Agreement have agreed to vote in favor of the election of two nominees of Vistagreen (now Sun Equity Assets Limited) to our board of directors and have further agreed that one of these nominees, as designated by Vistagreen, will be elected to the executive committee of our board of directors. Vistagreen has nominated Timothy Elwes to serve on our board of directors. We do not currently have an executive committee.
PROPOSAL TO APPROVE AMENDMENT TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A ONE FOR TEN REVERSE STOCK SPLIT
AND DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK,
AT THE SOLE DISCRETION OF THE BOARD OF DIRECTORS
Introduction
      On March 31, 2005, our board of directors approved a proposal to effectuate a reverse split of our common stock and to concurrently decrease the number of authorized shares of our common stock from Six Hundred Million (600,000,000) shares to One Hundred Million (100,000,000) shares, all subject to the approval of our stockholders. The reverse stock split, if approved, would result in (i) record owners of our common stock as of May 16, 2005 owning one share of our common stock for every ten shares held as of that date and (ii) a reduction of the number of authorized shares of our common stock to 100,000,000 shares. In other words, for each ten shares of our common stock you previously owned, you will thereafter own one share of our common stock after the reverse stock split effective date. In addition, by voting in favor of the reverse stock split, stockholders also expressly authorize the board of directors to determine not to proceed with, and abandon, the reverse stock split if it should decide the reverse stock split is no longer in our best interest or the best interests of our stockholders. For any stockholder whose shares once combined equal less than one share, our transfer agent, Mellon Investor Services LLC, will aggregate all fractional shares and sell them as soon as practicable after the reverse stock split effective date at the then prevailing prices on the open market. The rights of such stockholders whose fractional shares our sold by our transfer agent shall cease immediately. As a result of the proposed reverse stock split, the 417,222,527 shares of our common stock issued and outstanding as of the record date, will be reduced by a factor of ten to approximately 41,722,300 (excluding the potential impact of cashed-out shares).
Purposes of the Reverse Stock Split
      We believe the reverse stock split will have various benefits and is desirable for several reasons.

•	Increase Our Common Stock Price to a Level More Appealing for Investors. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced stocks and that brokerage firms may be reluctant to recommend lower-priced stocks to their clients. We believe the reverse stock split could enhance the acceptability of our common stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split is anticipated initially to increase proportionally the per share market price of our common stock. By effecting the reverse stock split, the expected increased price level may encourage interest and trading in our common stock and possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our common stock than that which currently exists. Such liquidity, however, could be adversely affected by the reduced number of shares of our common stock outstanding after the reverse stock split effective date. Additionally, we also cannot assure you that the reverse stock split will result in a per share stock price that will attract additional investors or increase analyst coverage.

•	Reduced Costs for Brokers and Investors. We believe that when many brokers or investors buy or sell stock, such brokers and investors pay commissions that are based on the price of the stock. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower- priced stocks. Some of those policies and practices pertain to the payment of broker’s commissions and to time consuming procedures that function to make the handling of lower-priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stock because the brokerage commission on a sale of lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed reverse stock split could result in a price level for our common stock that will reduce, to some extent, the effect of those policies and practices and diminish the adverse impact of trading commissions on the market for our common stock. Any reduction in brokerage commissions resulting from the reverse stock split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” created by such reverse stock split.
Risks Associated with the Reverse Stock Split
      While we believe the reverse stock split may be beneficial, none of the beneficial effects set forth above under “Purposes of Reverse Stock Split” may occur. Specifically, the market price per share of new common stock after the reverse stock split will be equal to the applicable multiple of the market price per share of our common stock before the reverse stock split.

      In many cases, the market price of a company’s shares declines after a reverse stock split. Stockholders should note that we cannot predict what effect the reverse stock split will have on the market price of our common stock.
Effects of the Reverse Stock Split
      The principal effect of the reverse stock split would be to decrease the number of issued and outstanding shares of our common stock from 417,222,527 shares, as of April 11, 2005, to approximately 41,722,300 shares of common stock. In addition, the number of shares of our common stock authorized for issuance would be reduced from six hundred million to one hundred million. The decrease in the number of authorized shares of our common stock would result in fewer shares of authorized but unissued shares of our common stock being available for future issuance. This would decrease the number of shares of our common stock available for issuance for various purposes, such as to raise capital, to make acquisitions or in response to takeover attempts by third parties (by, for example, reducing the number of shares available to us for issuance for the purpose of diluting the stock ownership of a third party contemplating a tender offer or other transaction for a combination with us). We believe, however, that after the proposed decrease the number of authorized but unissued shares of our common stock remaining would be sufficient.
      After the reverse stock split effective date, each stockholder will own a reduced number of shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share (as described below). On behalf of those holders who would otherwise be entitled to receive a fractional share, our transfer agent will aggregate all fractional shares and sell them as soon as practicable after the reverse stock split effective date at the then prevailing prices on the open market. The stockholders would then receive from our transfer agent cash payments in lieu of such fractional shares. These cashed-out shares will reduce the number of post-reverse stock split stockholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the reverse stock split. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the reverse stock split should continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split, subject to the treatment of fractional shares.
      While the proposed reverse stock split will not affect the relative rights, preferences or priorities a stockholder is currently entitled to, except for immaterial differences resulting from adjustments for fractional shares, the number of shares of our common stock available for issuance upon exercise of our outstanding warrants and stock options will be adjusted in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding warrants and stock options so that the aggregate exercise price thereunder (i.e., the adjusted exercise price multiplied by the number of shares of our common stock underlying these warrants and options) remains unchanged. In connection with the proposed reverse stock split, the number of shares of our common stock issuable upon exercise or conversion of outstanding shares of our series H and series I convertible preferred stock as well as warrants and stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding except with respect to warrants held by (i) Citigroup Global Markets Realty Corp., (ii) Falcon Mezzanine Partners, LP, (iii) Stichting Pensioenfonds Voor De Gezondheid, Geestelijke En Maatschappelijke Belangen and (iv) Stichting Pensioenfonds ABP, in which case the number of shares of our common stock issuable upon exercise of those warrants shall take into account fractional shares to the nearest one-thousandth (.001) of a share and shall be aggregated until they equal one whole share.
      The conversion price of our 9% Senior Convertible Notes due 2009 in effect immediately prior to the reverse stock split will be adjusted so that upon the conversion of the notes subsequent to the reverse stock split, the holders will be entitled to receive that number of shares of our common stock which the holders would have received as a result of the reverse stock split had the notes converted immediately prior to the reverse stock split. However, the relative rights, preferences or priorities afforded to holders of those notes will not be affected by the proposed reverse stock split.
      The reverse stock split will increase the number of our stockholders who own “odd lots” of less than 100 shares of our common stock and decrease the number of stockholders who own “whole lots” of 100 shares or more of our common stock. Brokerage commissions and other costs of transactions in “odd lots” are generally higher than the costs of transactions in “whole lots.” Additionally, certain listing standards of exchanges or markets like those operated by Nasdaq or the American Stock Exchange may require that we have a certain minimum number of holders of “whole lots.”
      Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act. If the proposed reverse stock split is implemented, our common stock will continue to be reported on the American Stock Exchange under the symbol “TWW.”
Reverse Stock Split Effective Date
      The proposed reverse stock split would become effective as of 5:00 p.m., local time, on the date of filing of the certificate of amendment to our amended and restated certificate of incorporation, substantially in the form attached to this proxy statement as Appendix A, with the office of the Secretary of State of the State of Delaware. On the reverse stock split effective date, shares of our common stock issued and outstanding immediately prior to the reverse stock split effective date will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of our common stock in accordance with the 1 for 10 ratio determined by our board of directors.
No Fractional Shares
      No fractional shares of our common stock will be issued as a result of the reverse stock split. In lieu of these fractional shares, our transfer agent, Mellon Investor Services LLC, will aggregate all fractional shares and sell them as soon as practicable after the reverse stock split effective date at the then prevailing prices on the open market, on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days or weeks to sell all of the aggregated fractional shares of our common stock. After completing the sale, you will receive a cash payment from the transfer agent in an amount equal to your pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on this sale. However, receipt of the cash proceeds will be a taxable transaction for federal income tax purposes. In addition, you will not be entitled to receive interest for the period of time between the reverse stock split effective date and the date you receive your payment for the cashed-out shares. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below. After the reverse stock split, you will have no further interest in Terremark with respect to your cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.
      Note: If you do not hold sufficient shares of our common stock to receive at least one share in the reverse stock split and you want to continue to hold shares of our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed by the reverse stock split effective date:

•	purchase a sufficient number of shares of our common stock so that you hold an amount of shares of our common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis; or

•	if you have common stock in more than one account, consolidate your accounts so that you hold an amount of shares of our common stock in one account prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis.

Shares held in registered form (that is, shares held by you in your own name in our stock records maintained by our transfer agent) and shares held in “street name” (that is, shares held by you through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

      You should be aware that, under the escheat laws of the various jurisdictions where you reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the funds are made available for a specified period of time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
Exchange of Stock Certificates
      As soon as practicable after the reverse stock split effective date, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.”
      1. Effect on Registered and Beneficial Stockholders
      Upon the effectiveness of the reverse stock split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.
      2. Effect on Registered “Book-Entry” Stockholder
      Our registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•	If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•	If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment. This cash payment is subject to applicable federal and state income tax property laws. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment.
      3. Effect on Registered Certificated Shares
      Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split.
      Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
      If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “No Fractional Shares.”
      At any time after receipt of your direct registration system statement, you may request a stock certificate representing your ownership interest.
      Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.
Accounting Consequences
      The par value per share of our common stock would remain unchanged at $.001 per share after the reverse stock split. As a result, on the reverse stock split effective date, the stated capital on our balance sheet attributable to our common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split of one for ten, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. In any financial statements filed after the effective date of the reverse stock split, the presentation of the effect of the reverse stock split will be retroactive for all periods presented in these financial statements. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.
Certain Federal Income Tax Consequences
      The following is a general discussion of certain U.S. federal income tax consequences of the proposed reverse stock split. This summary is based on the federal income tax law of the United States, including the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations thereunder, published administrative positions and court decisions. The foregoing laws and legal authorities are subject to change or changes in interpretation, possibly with retroactive effect.
      This discussion generally does not address all aspects of U.S. federal tax law that may be relevant to a particular stockholder in light of that stockholder’s particular circumstances or to a stockholder subject to a special tax regime, like a broker-dealer, insurance company, financial institution, tax-exempt organization, regulated investment company, real estate investment trust, real estate mortgage investment conduit, a person who holds our common stock as part of a straddle, “hedge” or “conversion transaction” with other investments, a person who has elected mark-to-market accounting or a person who acquired our common stock through the exercise of options or other derivative securities or otherwise as compensation. This discussion applies only to shares of our common stock that are held as a capital asset. This summary does not address any consequence of the reverse split under any state, local or foreign tax laws and does not address any aspect of U.S. taxation other than federal income taxation. This summary is not intended as tax advice to any person or entity, and we advise you to consult your own tax adviser for more detailed information regarding your specific tax consequences.
      We understand that the reverse stock split should be considered a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and thus should be a tax-free reorganization for federal income tax purposes. As a result, a stockholder should not recognize any income, gain or loss on the exchange of old shares of our common stock for new shares of our common stock pursuant to the reverse stock split. A stockholder’s aggregate tax basis in his new shares of our common stock should equal his aggregate tax basis in his old shares exchanged therefor, and his holding period for the new shares should include the holding period for the old shares exchanged therefor. A stockholder who receives cash in exchange for a fractional share of our new common stock will recognize gain or loss equal to the difference between the amount of cash he receives and his tax basis in the old shares allocable to that fractional share. In addition, a holder of Series H or Series I convertible preferred stock should not recognize any income, gain or loss as a result of the adjustment to the conversion price of that stock as a result of the reverse stock split. Please consult your tax adviser regarding the consequences of the reverse stock split to you, including the receipt of cash in exchange for a fractional share.
      We should not recognize any income, gain or loss as a result of the reverse stock split.
No Appraisal Rights
      Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our charter to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.
Reservation of Right to Abandon Reverse Stock Split
      The board of directors reserves the right to abandon the reverse stock split without further action by our stockholders at any time before the time the amendment to our amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware becomes effective, regardless of whether the reverse stock split has been authorized by our stockholders. Although the board of directors does not currently anticipate exercising its right to abandon the reverse stock split, should the board of directors subsequently determine that the reverse stock split is no longer in our best interest or the best interests of our stockholders, the board of directors will not proceed with the reverse stock split. By voting in favor of the reverse stock split, you are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the reverse stock split if it should so decide.
Interests of Certain Persons in Matters to be Acted Upon
      No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our amended and restated certificate of incorporation which is not shared by all other stockholders.
      The board of directors recommends a vote “FOR” the proposal to amend our amended and restated certificate of incorporation to effect a one for ten reverse stock split.
ANNUAL REPORT ON FORM 10-K
      A copy of our annual report on Form 10-K and any amendments thereto for the fiscal year ended March 31, 2004 accompanies this proxy statement. In addition, we will provide without charge, to each holder of shares of our common stock as of April 11, 2005, the record date for the meeting, a copy of this annual report as filed with the SEC on the written request of any such holder addressed to our Corporate Secretary at Terremark Worldwide, Inc., 2601 South Bayshore Drive, Miami, FL 33133. Our annual report on Form 10-K and any amendments thereto are also available on the SEC website at www.sec.gov by searching the EDGAR database for our filings.
OTHER MATTERS
      Our board of directors does not intend to present any matter for action at the special meeting other than the matters described in this proxy statement. If any other matters properly come before the special meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.
INFORMATION CONCERNING STOCKHOLDER PROPOSALS
      Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2005 annual meeting of stockholders may do so by following the procedures prescribed in

Securities and Exchange Commission Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us on or before May 9, 2005.
      After the May 9, 2005 deadline, stockholders interested in presenting a proposal for consideration at the 2005 annual meeting of stockholders may submit the proposal and present it at the 2005 annual meeting, but we are not obligated to include the proposal in our proxy materials. Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the company’s bylaws. Accordingly, for our 2005 annual meeting of stockholders, a stockholder must submit such written notice to the corporate secretary on or before July 23, 2005.
      Send all proposals to Robert D. Sichta, Assistant Secretary, Terremark Worldwide, Inc., 2601 South Bayshore Drive, Suite 900, Miami, Florida 33133.

By Order of the Board of Directors,

Manuel D. Medina
Chairman of the Board & Chief Executive Officer
Miami, Florida
April 14, 2005

APPENDIX A
FORM OF CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TERREMARK WORLDWIDE, INC.
      Terremark Worldwide, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:
      FIRST: The name of the Company is “Terremark Worldwide, Inc.”
      SECOND: In accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware, the amendment to the Amended and Restated Certificate of Incorporation of the Company was adopted and declared advisable by all of the directors of the Board of Directors of the Company at a meeting held on March 31, 2005. The amendment was then approved by a majority of the stockholders of the Company at a special meeting of stockholders entitled to vote on such matter, on May 16, 2005, in the manner prescribed by Section 211 of the General Corporation Law of the State of Delaware and in accordance with the terms and conditions of the Amended and Restated Certificate of Incorporation of the Company.
      THIRD: Item 1 of Fourth Article of the Amended and Restated Certificate of Incorporation of the Company is hereby deleted in its entirety and replaced by a new Item 1 of the Fourth Article to read in its entirety as follows:

“1. The total number of shares of stock which the Company shall have authority to issue is One Hundred Ten Million (110,000,000) shares, consisting of One Hundred Million (100,000,000) shares of our common stock, par value $.001 per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”).

Effective as of 5:00 p.m., E.D.T., on the date this Certificate of Amendment to Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), every ten shares of the Common Stock issued and outstanding (the “Old Common Stock”) shall, automatically and without any action on the part of the respective holder thereof, be combined, reclassified as and converted into one share of Common Stock of the Company (the “New Common Stock”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Mellon Investor Services LLC, the transfer agent, as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the American Stock Exchange at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any factional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the

A-1

number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

      FOURTH: Except as hereby amended, the Amended and Restated Certificate of Incorporation of the Company shall remain the same.
      FIFTH: The effective date of this Certificate of Amendment shall be upon the filing of this Certificate of Amendment to Amended and Restated Certificate of Incorporation.
      IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be executed in its name by its Chairman of the Board, President and Chief Executive Officer as of the 16th day of May, 2005.

TERREMARK WORLDWIDE, INC.

By:

Manuel D. Medina
Chairman of the Board, President and
Chief Executive Officer

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TERREMARK WORLDWIDE, INC.
COMMON STOCK PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2005

     The undersigned hereby appoints Manuel D. Medina and Jose A. Segrera, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock, par value $0.001 (the “Common Stock”), of Terremark Worldwide, Inc. (the “Company”) which the undersigned may be entitled to vote at the special meeting of stockholders of the Company to be held at 10:00 a.m., local time, on Monday, May 16, 2005, at the Company’s Sales Office, located at 50 NE 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED ACCORDINGLY. MANAGEMENT RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

PROPOSAL: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) effectuate a one for ten reverse stock split whereby record owners of the Company’s Common Stock as of May 16, 2005 would own one share of the Company’s Common Stock for every ten shares held as of such date and (ii) decrease the number of authorized shares of the Company’s common stock from six hundred million to one hundred million.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on other side)

Please indicate if you plan to attend the special meeting.	☐ YES	☐ NO

     The undersigned hereby acknowledges receipt of (i) the Notice of Special Meeting, (ii) the Proxy Statement and (iii) the Company’s 2004 Annual Report to stockholders.

Dated: ______________________________________________________

Print Name	Signature

Print Name(s)	Signature (if held jointly)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

     PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

TERREMARK WORLDWIDE, INC.
SERIES H CONVERTIBLE PREFERRED STOCK
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2005

     The undersigned hereby appoints Manuel D. Medina and Jose A. Segrera, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Series H Convertible Preferred Stock, par value $0.001 (the “Series H Convertible Preferred Stock”), of Terremark Worldwide, Inc. (the “Company”) which the undersigned may be entitled to vote at the special meeting of stockholders of the Company to be held at 10:00 a.m., local time, on Monday, May 16, 2005, at the Company’s Sales Office, located at 50 NE 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Each outstanding share of Series H Convertible Preferred Stock entitles the undersigned to cast that number of votes on the proposal equal to the number of whole shares of the Company’s common stock, par value $0.001 (the “Common Stock”), into which the undersigned’s shares of Series H Convertible Preferred Stock can be converted. As of the record date, April 11, 2005, each share of Series H Convertible Preferred Stock may be converted into 1,000 shares of the Company’s Common Stock.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED ACCORDINGLY. MANAGEMENT RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

PROPOSAL: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) effectuate a one for ten reverse stock split whereby record owners of the Company’s Common Stock as of May 16, 2005 would own one share of the Company’s Common Stock for every ten shares held as of such date and (ii) decrease the number of authorized shares of the Company’s common stock from six hundred million to one hundred million.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on other side)

Please indicate if you plan to attend the special meeting.	☐ YES	☐ NO

     The undersigned hereby acknowledges receipt of (i) the Notice of Special Meeting, (ii) the Proxy Statement and (iii) the Company’s 2004 Annual Report to stockholders.

Dated: ______________________________________________________

Print Name	Signature

Print Name(s)	Signature (if held jointly)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

     PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

TERREMARK WORLDWIDE, INC.
SERIES I CONVERTIBLE PREFERRED STOCK
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2005

     The undersigned hereby appoints Manuel D. Medina and Jose A. Segrera, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Series I Convertible Preferred Stock, par value $0.001 (the “Series I Convertible Preferred Stock”), of Terremark Worldwide, Inc. (the “Company”) which the undersigned may be entitled to vote at the special meeting of stockholders of the Company to be held at 10:00 a.m., local time, on Monday, May 16, 2005, at the Company’s Sales Office, located at 50 NE 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Each outstanding share of Series I Convertible Preferred Stock entitles the undersigned to cast that number of votes on the proposal equal to the number of whole shares of the Company’s common stock, par value $0.001 (the “Common Stock”) into which the undersigned’s shares of Series I Convertible Preferred Stock can be converted. As of the record date, April 11, 2005, each share of Series I Convertible Preferred Stock may be converted into 33,334 shares of the Company’s Common Stock.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED ACCORDINGLY. MANAGEMENT RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

PROPOSAL: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) effectuate a one for ten reverse stock split whereby record owners of the Company’s Common Stock as of May 16, 2005 would own one share of the Company’s Common Stock for every ten shares held as of such date and (ii) decrease the number of authorized shares of the Company’s common stock from six hundred million to one hundred million.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on other side)

Please indicate if you plan to attend the special meeting.	☐ YES	☐ NO

     The undersigned hereby acknowledges receipt of (i) the Notice of Special Meeting, (ii) the Proxy Statement and (iii) the Company’s 2004 Annual Report to stockholders.

Dated: ______________________________________________________

Print Name	Signature

Print Name(s)	Signature (if held jointly)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

     PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.